Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	(713) 830-9600	Houston, Texas 77056
713-830-9600
Fax 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER RESULTS

— Strong Increases in Net Income and Revenues —

Houston, TX – May 3, 2006 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $4,327,000 or $0.11 per diluted share, for the quarter ended March 31, 2006, as compared to net income of $529,000 or $0.01 per diluted share, in the first quarter of 2005.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Strong commercial construction market fundamentals and outstanding execution by our team members helped us post substantial same quarter increases in virtually all of our activity and profit measures. We are especially pleased to demonstrate outstanding improvement in earnings and revenues over the same quarter last year.”

The Company reported revenues from continuing operations of $237,854,000 in the current quarter, an increase of 21.8% as compared to $195,260,000 in 2005. Following a very strong fourth quarter cash flow, the Company reported negative free cash flow of $15,428,000 in the current quarter which was funded entirely by existing cash balances. Backlog as of March 31, 2006 was a record $727,188,000, up 6.7% from $681,668,000, as of December 31, 2005.

Murdy continued, “As in past first calendar quarters we made a sizeable investment in working capital as same store revenues increased substantially. Our cash metrics remain strong and we expect to translate our earnings into good cash performance as the year progresses.”

Bill Murdy concluded, “We remain optimistic that our strong backlog and expected industry fundamentals give us a solid foundation for continued strong results as 2006 progresses.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, May 4, 2006 at 10:00 a.m. Central Time. The call-in number for this conference call is 1-210-234-0008. A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, May 11, 2006 by calling 1-203-369-3390.

Comfort Systems USA is a premier provider of business solutions addressing workplace comfort, with 56 locations in 50 cities around the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract, the

Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, the imposition of past and future liability from environmental, safety, and health regulations, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial table follows –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2006 and 2005

(in thousands, except per share amounts)

 (unaudited)

	Three Months Ended
	March 31,
	2006	%	2005	%
Revenues	$ 237,854	100.0%	$ 195,260	100.0%
Cost of services	201,010	84.5%	167,884	86.0%
Gross profit	36,844	15.5%	27,376	14.0%

SG&A	30,134	12.7%	26,119	13.4%
Gain on sale of assets	(16)	—	(29)	—

Income from operations	6,726	2.8%	1,286	0.7%

Interest expense (income), net	(492)	(0.2)%	247	0.1%
Other expense (income)	(19)	—	(10)	—
Income before taxes	7,237	3.0%	1,049	0.5%
Income taxes	2,910		497
Income from continuing operations	4,327	1.8%	552	0.3%

Discontinued operations:
Operating loss, net of income tax expense of $8	—		(23)

Net income	$ 4,327		$ 529

Income per share:
Basic-
Income from continuing operations	$ 0.11		$ 0.01
Discontinued operations-
Loss from operations	—		—
Net income	$ 0.11		$ 0.01

Diluted-
Income from continuing operations	$ 0.11		$ 0.01
Discontinued operations-
Loss from operations	—		—
Net income	$ 0.11		$ 0.01

Shares used in computing income per share:
Basic	39,857		38,990
Diluted	40,862		40,062

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended
	March 31,
	2006	%	2005	%
Net income	$4,327		$529
Discontinued operations	—		23
Income taxes	2,910		497
Other expense (income)	(19)		(10)
Interest expense (income), net	(492)		247
Gain on sale of assets	(16)		(29)
Depreciation and amortization	1,258		976
Adjusted EBITDA	$7,968	3.3%	$2,233	1.1%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, other expense (income), interest expense (income), net, gain on sale of assets and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)

Cash and cash equivalents	$58,361	$55,593
Accounts receivable, net	206,410	197,121
Receivable from sale of operations	—	23,800
Costs and estimated earnings in excess of billings	25,249	22,992
Assets related to discontinued operations	469	506
Other current assets	24,970	25,387
Total current assets	315,459	325,399

Property and equipment, net	13,547	12,844
Goodwill	62,954	62,954
Other noncurrent assets	7,180	7,486

Total assets	$399,140	$408,683

Current maturities of long-term debt	$—	$—
Accounts payable	67,945	72,154
Billings in excess of costs and estimated earnings	57,150	53,440
Liabilities related to discontinued operations	62	63
Other current liabilities	55,451	69,503
Total current liabilities	180,608	195,160

Long-term debt	—	—

Total liabilities	180,608	195,160

Total equity	218,532	213,523

Total liabilities and equity	$399,140	$408,683

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended March 31,
	2006	2005
Cash flow from operating activities	$(20,508)	$(5,541)
Cash flow from investing activities	$22,655	$(4,633)
Cash flow from financing activities	$621	$52

Cash flow from operating activities	$(20,508)	$(5,541)
Purchases of property and equipment	(2,049)	(2,043)
Proceeds from sales of property and equipment	109	148
Taxes paid related to the sale of businesses	7,020	—
Free cash flow	$(15,428)	$(7,436)

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses,  less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.